SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2010

Harmonic Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145794	20-0164981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 167, #406 - 917 85th Street SW, Calgary, Alberta, Canada	T3H 5K2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (403) 698-9477

701 Xuang Mi Hu Road, Xi Yuan, Futian, Shenzhen, P.R.C. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2010, the board of directors appointed Dan Forigo, Tim Elias, Mark Mroczkowski, Michael J. Korte, and Michael O’Derrick to serve as members of the board.  In addition, our board of directors appointed each of the individuals listed below to serve in the respective executive offices listed for each:

•	Dan Forigo, President and Chief Executive Officer
•	Tim Elias, Chief Operating Officer
•	Michael J. Korte, Chief Geologist

Dan Forigo has been appointed as our new President, CEO, and as a member of our board directors.  Mr. Forigo has over 15 years of experience in senior level management roles at both U.S. and Canadian listed public companies. In addition to his advisory role with AFH, Mr. Forigo is the President of Omega Capital Corporation, where he has advised numerous companies on U.S. and Canadian exchange listings through both traditional and alternative methods. His experience spans a wide range of project development and contract negotiations within the mining, energy, technology, and real estate industries. Mr. Forigo focuses on the creation and implementation of market strategies, contract negotiations and financing options for maximum return on investments. His business experience includes diverse international assignments in Europe, Canada, the United States and China. Mr. Forigo has worked extensively with overseas investor groups and within the energy and petroleum markets of North America. He currently serves on the board of directors for Meadow Bay Capital, a mineral and resource company.  Mr. Forigo is involved in a number of charities including the Calgary Flames Ambassador Program, a National Hockey League organization that serves the community.

Tim Elias has been appointed as our new COO and as a member of our board of directors.  A native of Tulsa, Oklahoma, Mr. Elias worked for his father and uncle in the oil and gas industry from 1979 until 1989 at which time he formed Enterprise Exploration, Inc.   Mr. Elias has drilled and completed over 80 oil & gas wells since 1989. During that time, he was instrumental in discovering Prue, Gilcrease, Red Fork and Penn Unconformity fields in Okfuskee and Creek Counties, Oklahoma. Mr. Elias also discovered the Plato field in 1992, exploiting the Prue and Red Fork sands. Mr. Elias currently has approximately 700 acres in Okfuskee County, Oklahoma where in 2001 he drilled and completed the field discovery well Enterprise 1-22 with an IP at 200 BOPD.  Development continued through 2004 by drilling and completing the Barnes 1-22, Austex 1-27 and Nicholas # 1 producing to date in excess of 400 MMCF and 18,000 barrels of oil. Additionally, Mr. Elias currently is developing a 12,000 acre CBM, Shale, and Conventional prospect McIntosh and Pawnee Counties, Oklahoma. Recently Mr. Elias was instrumental in acquiring and developing a 6,000 acre CBM-Shale prospect in McIntosh County, Oklahoma.

Mark Mroczkowski has been appointed to our board of directors.  Mr. Mroczkowski will also continue to serve as our CFO and Treasurer. Mr.  Mroczkowski has worked as an independent financial consultant and advisor to businesses since May 2008.  From July 2000 until April 2008, Mr. Mroczkowski served as the CFO for publicly held Sequiam Corporation, a biometric original equipment manufacturing (OEM) and original design manufacturer (ODM) software and hardware company, with engineering, manufacturing and sales facilities in Taiwan, China and South Africa. He was also a member of Sequiam’s Board of Directors. Mr. Mroczkowski has also served as CFO for GeoStar Corporation, a private company with oil and gas exploration operations and five oil field service companies located throughout Michigan, Ohio, Kentucky, Illinois Texas, Wyoming, and Queensland and New South Wales. During his career, Mr. Mroczkowski has founded a firm of Certified Public Accountants and co-founded an oil & gas exploration company, an import export company, and a technology company.  Mr. Mroczkowski began his career with a Big 4 accounting firm; he holds a Bachelor of Science from the Florida State University and is a Florida CPA.

Michael J. Korte has been appointed as our Chief Geologist and as a member of our board of directors.  Mr. Korte earned his geology degree from Oklahoma State University in 1980.  He has been an independent geologist since 1997. He previously served as a geologist for Stroud Oil Properties and Montana Dakotas Royalty Company.  He is expert in the field of coal bed methane and shale gas exploration and development.

Michael O’Derrick has been appointed as a member of our board of directors. Mr. O’Derrick has over 35 years of executive level leadership experience including his term as President and CEO of a $250 million organization. He is accomplished in defining vision, setting strategic direction and assembling teams that build shareholder value. In addition, his experience covers many facets of finance including money management, hedge fund management, investment banking, equipment leasing and oil & gas finance. Mike began his 45 year career after receiving his BSBA from Trinity College.

There are no family relationships between the individuals named above and any of our current or former directors or executive officers. At this time, we do not have any employment agreements or other compensation arrangements with our newly-appointed officers and directors.

Except as set forth below, our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

1.
Tim Elias and Michael J. Korte are the owners of Shale Gas Partners, LLC and Checotah Pipeline, LLC.  As disclosed in our Current Report on Form 8-K filed June 4, 2010, we have acquired, by way of an assignment, an option to purchase the working interest in a group of oil and gas leases covering approximately 4,480 acres in McIntosh County, Oklahoma known as the Checotah Field Development Project (the “Checotah Project”). The seller of the leasehold interests is Shale Gas Partners, LLC.  In addition, our option includes the purchase of a natural gas gathering, treatment, and pipeline system located within the Checotah Project.  The seller of the natural gas gathering system is Checotah Pipeline, LLC.  The material terms of our option, as well as a copy of the relevant agreements, are disclosed in our Current Report on Form 8-K filed June 4, 2010.

2.
Tim Elias is the principal owner of Enterprise Energy Exploration, Inc.  We currently anticipate that Enterprise Energy Exploration, Inc. will be engaged as an operator of our planned natural gas project in Oklahoma.  At this time, we have not entered into a formal agreement with Enterprise Energy Exploration, Inc. and discussions are ongoing.   Additional disclosures will be filed when and if an agreement with that company is concluded.

Also on July 28, 2010, and subsequent to the appointment of the officers and directors set forth above, Eden Ho resigned his position as our President and CEO. There was no known disagreement with Mr. Ho regarding our operations, policies, or practices.  Mr. Ho will continue to serve as our corporate Secretary and as a member of our board of directors.

SECTION 8 – Other Events

Item 8.01	Other Events

Concurrently with the appointment of certain new executive officers and directors, as set forth above, we have also moved our executive offices.  Effective July 28, 2010, we have the following new address and telephone number:

Harmonic Energy, Inc.
Suite 167, #406 - 917 85th Street SW
Calgary, Alberta, Canada T3H 5K2
Phone: (403) 698-9477

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harmonic Energy, Inc.

/s/  Dan Forigo
Dan Forigo
President, Chief Executive Officer
Date: July 28, 2010